Exhibit No. 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑8 of Altria Group, Inc. of our report dated January 30, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Altria Group, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia
May 20, 2020